Exhibit 99.1

FDA Lifts Partial Clinical Holds on RZ358 for the Treatment of Congenital Hyperinsulinism and Authorizes U.S. Inclusion in Ongoing Phase 3 Study

Commencing study startup activities in the U.S.; participant enrollment anticipated in early 2025

REDWOOD CITY, Calif., September 9, 2024 – Rezolute, Inc. (Nasdaq: RZLT) (“Rezolute” or the “Company”), a late-stage rare disease company developing a novel therapy to treat hyperinsulinism (HI), today announced that the U.S. Food and Drug Administration (FDA) has removed the partial clinical holds on RZ358 (ersodetug), a potential treatment for hypoglycemia caused by congenital HI.

Ersodetug is currently being studied in sunRIZE, a Phase 3, multi-center, double-blind, randomized, placebo-controlled, safety and efficacy registrational study in participants with congenital HI. The Company will now commence study start-up activities in the U.S. with the goal of including U.S. participants in the global sunRIZE study. The Company anticipates potential U.S. enrollment to begin in early 2025, which will enable announcement of topline data from the study in the second half of 2025.

“We are delighted that FDA has completely removed the partial clinical holds and are allowing us to proceed in the U.S. at all doses and in participants as young as three months of age as part of our ongoing global study. Of note, FDA specifically concluded that the liver toxicity observed in Sprague Dawley rats is likely strain-specific and not otherwise relevant to humans,” said Nevan Charles Elam, Chief Executive Officer and Founder of Rezolute. “Coming on the heels of our recent announcement of FDA clearance of a separate Phase 3 study in tumor-associated HI, we are in the unique and fortunate position to be advancing ersodetug in two Phase 3 rare disease programs in the U.S. and globally.”

For more information on ersodetug and our programs in congenital HI and tumor HI, please visit https://www.rezolutebio.com/pipeline/.

About Ersodetug

Ersodetug is a fully human monoclonal antibody that binds to a unique allosteric site on insulin receptors to counteract the effects of insulin receptor over-activation by insulin and related substances (such as IGF-2), thereby improving hypoglycemia in the setting of hyperinsulinism. Because ersodetug acts downstream from the pancreas, it has the potential to be universally effective at treating hypoglycemia due to any form of HI.

About sunRIZE

The Phase 3 sunRIZE study is a multi-center, randomized, double-blind, placebo-controlled, parallel arm study designed to evaluate the efficacy and safety of ersodetug in patients with congenital HI who are experiencing poorly controlled hypoglycemia. Participants between the ages of 3 months to 45 years old are eligible to participate. The study is enrolling up to 56 participants in more than a dozen countries around the world.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements regarding the public offering, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. These forward-looking statements include statements about RZ358 as a sunRIZE Phase 3 study, the Phase 2 RIZE study, the complete removal of the partial clinical holds on RZ358 (ersodetug) for the treatment of hypoglycemia, the ability of RZ358 to become an effective treatment for congenital hyperinsulinism, the effectiveness or future effectiveness of the RZ358 to become an effective treatment for congenital hyperinsulinism, and statements regarding the timeliness of the ongoing global Phase 3 sunRIZE study. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to market and other financial conditions, and other factors discussed in the “Risk Factors” section contained in the reports that the Company files with the SEC. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Contacts:

Rezolute, Inc.

Christen Baglaneas

cbaglaneas@rezolutebio.com

508-272-6717

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

212-201-6614